                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   Form 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                          The Securities Act of 1934



Date of Report (Date of earliest event reported)    July 11, 1996
                                                   --------------

                              JG Industries, Inc.
- --------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


Illinois                        1-258             36-1141010
- --------------------------------------------------------------------------------
(State or other                 (Commission             (I.R.S. Employer
jurisdiction of                 File Number)            Identification No.)
Incorporation)




             1615 West Chicago Avenue, Chicago, Illinois    60622
- --------------------------------------------------------------------------------
              (Address of principal executive offices)      (Zip Code)



Registrant's telephone number, including area code   (312) 850-8000
                                                     ---------------------------



                                      N/A
- --------------------------------------------------------------------------------
        (Former name or former address, if changed since last report.)

Item 2.  Acquisition or Disposition of Assets.
         ------------------------------------

     On July 11, 1996, the Goldblatt's Department Stores, Inc. and Goldblatt Subsidiary, Inc., wholly-owned subsidiaries of the Registrant (collectively, the "Subsidiaries"), closed the transactions contemplated by an Agreement of Purchase and Sale (the "Agreement") by and between the Subsidiaries and Delray Farms, Inc. (the "Purchaser").

     Pursuant to the terms of the Agreement, the Subsidiaries sold to the Purchaser a parking lot located at 91st Street and Exchange Avenue, Chicago, Illinois and the three properties presently housing Goldblatt's Department Stores at 1615 West Chicago Avenue, Chicago, Illinois; 3311 West 26th Street, Chicago, Illinois; and 9100 South Commercial Avenue, Chicago, Illinois, for an aggregate consideration of $5,000,000.

     The Goldblatt's Department Store located on the three properties will be closed during the ninety day period commencing on July 11, 1996.

     Reference is hereby made to a copy of the Agreement which is attached to this Report as Exhibit 1 for a more complete statement of the terms thereof.

Item 7.  Financial Statements and Exhibits.
         ---------------------------------

     (c)  Exhibits

     1. Agreement of Purchase and Sale among Goldblatt's Department Stores, Inc., Goldblatt Subsidiary, Inc. and Delray Farms, Inc., dated July 11, 1996.


                                   SIGNATURE
                                   ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         JG INDUSTRIES, INC.


                                         /s/William Hellman
                                         ---------------------
                                         William Hellman,
                                         Chief Executive Officer

Dated: July ___, 1996

                         AGREEMENT OF PURCHASE AND SALE
                         ------------------------------


          THIS AGREEMENT OF PURCHASE AND SALE (the "Agreement") is made and entered into this 11th day of July, 1996, by and between GOLDBLATTS DEPARTMENT STORES, INC., an Illinois corporation, and GOLDBLATTS SUBSIDIARY, INC., an Illinois corporation (hereinafter collectively called "Seller"), and DELRAY FARMS, INC., a Delaware corporation, or its nominee, or assigns (hereinafter called "Purchaser").

          1. SALE. In consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration in hand paid, the receipt and sufficiency of which are hereby acknowledged Seller agrees to sell and convey to Purchaser, and Purchaser agrees to purchase from Seller, for the purchase price set forth below and on the terms and conditions set forth in this Agreement, the following three (3) properties: (i) the building ("Spaulding Building") containing five (5) stories located on the land ("Spaulding Property") containing approximately .7647 of an acre located at the southwest corner of 26th Street and Spaulding Avenue, Chicago, Illinois, as legally described on Exhibit "A-1", attached hereto and shown crosshatched on the plan attached hereto as Exhibit "B-1", (ii) the building ("Chicago Building") containing five
(5) stories located on the land ("Chicago Property") located on Chicago Avenue near Ashland Avenue, Chicago, Illinois as legally described on Exhibit "A-2", attached hereto and shown crosshatched on the plan attached hereto as Exhibit "B-2", and (iii) the building ("Exchange Building") containing five (5) stories located on the land containing approximately twenty-eight thousand five hundred eighty-three (28,583) square feet located on Commercial Avenue and 91st Street, and the parking lot ("Exchange Parking Lot"), located on 91st Street and Exchange Avenue, Chicago, Illinois (both collectively called "Exchange Property"), as legally described on Exhibit "A-3", attached hereto and shown crosshatched on the plan attached hereto as Exhibit "B-3" (the Spaulding Building, Chicago Building and Exchange Building are collectively called "Building") (the Spaulding Property, Chicago Property and Exchange Property are individually called "Property" and with the Buildings and Improvements are collectively called Premises"), together with (a) all rights, easements and interests appurtenant thereto (including any rights in any alley adjacent to the Spaulding Premises and Chicago Premises, including, but not limited to, any streets, or other public ways adjacent to said Premises, any water or mineral rights owned by, or leased to, Seller, (b) all improvements located on the Spaulding Property, Chicago Property and Exchange Property, including, but not limited to, the Spaulding Building, Chicago Building and the Exchange Building, all parking areas, and all other structures, systems and utilities owned by, and utilized by, Seller in the ownership and operation of the Spaulding Building, Chicago Building and the Exchange Building (all such improvements being collectively referred to herein as the "Improvements"); (c) the personal property owned by Seller, located on or in the Premises or Improvements used in connection with the operation of the Buildings located on the Premises (excluding Seller's business fixtures and personal property used in connection with the operation of Seller's retail business, including but not limited to computer wiring) (the "Personal Property").

          2. PURCHASE PRICE. The total purchase price to be paid to Seller by Purchaser for the Premises shall be Five Million and 00/100 Dollars ($5,000,000.00) ("Purchase Price"). Provided that all conditions precedent to Purchaser's obligations to close as set forth in this Agreement ("Conditions Precedent") have been satisfied and fulfilled, or waived, in writing, by Purchaser, and subject to the provisions of this Agreement, the Purchase Price shall be paid to Seller at Closing, plus or minus prorations and other adjustments required under this Agreement, by certified check or wire transfer of funds.

          3. CLOSING. The purchase and sale contemplated in this Agreement shall be consummated at closing ("Closing") to take place at the offices of the title company (as hereinafter defined) in downtown Chicago, Illinois, on July 10, 1996 ("Closing Date"). The risk of loss of all or any portion of the Spaulding Property, the Chicago Property and the Exchange Property, the Spaulding Building, the Chicago Building and the Exchange Building shall be borne by Seller up to and including the actual time of the Closing, and thereafter by Purchaser, subject to the terms and conditions of Paragraph 14 below.

          4. EARNEST MONEY. Within three (3) business days after Seller's acceptance of this Agreement, Purchaser shall deposit with Chicago Title Insurance Company (the "Escrowee"), its earnest money deposit ("Earnest Money"), being an irrevocable (for a period of six (6) months) commercial Letter of Credit issued by Bank of America Illinois, in the amount of Two Hundred Thousand and 00/100 Dollars ($200,000.00), in the form reasonably acceptable to Seller.

          At Closing, the Letter of Credit shall be delivered to Purchaser. All Earnest Money shall be appropriately dealt with by the Escrowee so as to be delivered to the Seller or Purchaser, as the case may be, as provided in this Agreement.

          5. DOCUMENTS TO BE DELIVERED BY SELLER. Unless otherwise expressly provided herein, upon execution of this Agreement, Seller shall deliver to Purchaser, to the extent not previously delivered and to the extent in Seller's possession, or reasonably available to Seller, true, accurate and correct copies of the following with respect to all three (3) of the Premises:

          (i) All licenses, permits, authorizations, and approvals, if any, required by law and issued by all governmental authorities having jurisdiction over the Premises and in the possession of Seller.

          (ii) All management, service and executory contracts, if any, affecting any of the Premises.

          (iii)  All existing liens and encumbrances.

          (iv) All plans and specifications, studies, audits, certificates of occupancy, plans, soils tests, engineering studies, warranties and environmental studies (verbal and written) pertaining to the Building and/or Premises.

          (v) Title documents in the possession or control of Seller consisting of any existing title policy, later title commitment, survey and documents affecting title as specified in any such policy or commitment.

          (vi) Copies of any lawsuits, claims and building code violations filed or threatened with respect to any of the Premises.

          (vii) True and accurate copies of all leases (including lease with Edmar ("Edmar Lease") and the lease with Mt. Sinai ("Mt. Sinai Lease") and subleases, licenses and concession agreements affecting any of the Premises.

     6. CONTINGENCY PERIOD. (a) At all times during the "Environmental Contingency Period" (which Environmental Contingency Period is defined to be the period from and after the Contract Date and continuing through and including June 30, 1996, Purchaser, its agents and representatives shall be entitled to enter upon the Spaulding Property, the Chicago Property and the Exchange Property, the Spaulding Building, the Chicago Building and the Exchange Building and Improvements, on reasonable notice to Seller, to perform an environmental audit and analysis of the presence of any asbestos, chlordane, formaldehyde or other hazardous or toxic substance in, under or upon the Spaulding Property, the Chicago Property and the Exchange Property, the Spaulding Building, the Chicago Building and the Exchange Building, or any underground storage tanks on, or under, the Spaulding Property, the Chicago Property and the Exchange Property. If Purchaser determines there are material (material being defined as costing in excess of Twenty Thousand and 00/100 Dollars ($20,000.00) to cure), environmental problems (including but not limited to the presence of any toxic or hazardous substances, asbestos, chlordane, formaldehyde, or the existence of underground storage tanks or underground gas or oil leaks within any of the Premises), Purchaser, upon written notice to Seller prior to the expiration of the Environmental Contingency Period, which notice shall describe such environmental problems, can terminate this Agreement, in which event the Earnest Money shall be returned to Purchaser and both parties shall be released from liability hereunder. Purchaser shall indemnify and hold Seller harmless for any damage or injury caused by Purchaser's investigations hereunder.

          (b) At all times during the "Building Contingency Period" (which Building Contingency Period is defined to be the period from and after the Contract Date and continuing through and including June 26, 1996), Purchaser, its agents and representatives shall be entitled to enter into the Spaulding Building, on reasonable notice to Seller to perform inspections and tests on the Spaulding Building. If Purchaser determines that there are any material defects (material is defined as costing more than Twenty Thousand and 00/100 Dollars ($20,000.00) to cure), material structural problems (material is defined as costing more than Twenty Thousand and 00/100 Dollars ($20,000.00) to cure), or any material code violations (material is defined as costing more than Twenty Thousand and 00/100 Dollars ($20,000.00) to cure) with respect to the Spaulding Building, Purchaser, upon notice to Seller prior to the expiration of the Building Contingency Period, can terminate this Agreement, in which event the Earnest Money shall be returned to Purchaser and both parties shall be released from liability hereunder. Purchaser shall indemnify and hold Seller harmless for any damage or injury caused by Purchaser's investigation hereunder.

     7. TITLE AND SURVEY MATTERS. (a) Conveyance of Title. At Closing, Seller agrees to deliver to Purchaser a Warranty Deed, in recordable form, conveying the Premises to Purchaser, or its nominee free and clear of all liens, claims and encumbrances except for the Permitted Exceptions (as hereinafter defined). At Closing, the parties shall exchange each of the documents listed in Paragraph 11 below.

     (b) Title Commitment; Title Policy. Within three (3) days of the Contract Date, Seller has caused to be ordered from, and as soon thereafter as practicable, but in no event more than five (5) days after the Contract Date, cause to be furnished to Purchaser a Commitment for Owner's ALTA Title Insurance Form B with extended coverage (the extended coverage endorsement is for the Premises which contain Buildings, extended coverage will not be available for the parking lots) ("Commitment") issued by a Chicago Title Insurance Company ("Title Company") setting forth the state of title to the Premises and all exceptions and restrictions of record including deed restrictions, liens and covenants; it being expressly understood that, notwithstanding anything herein contained to the contrary, the cost of the extended coverage shall be paid for by Seller. Purchaser may at its expense request Title Company to issue a 3.1 zoning endorsement (including parking), location endorsement, survey endorsement, contiguity endorsement (to the alley contiguous to the Chicago Property) and access endorsement. Said Commitment shall indicate that Seller and Jupiter Real Estate Corp. are the sole owners of the Premises, that it is fully authorized to convey the Premises and it shall indicate the amount of any real estate taxes attributable to the Premises. Along with such commitment, the Title Company shall also furnish Purchaser with copies of all documents affecting the Premises and reflected in the Commitment. In the event any exceptions appear in such Commitment or title documents other than the standard printed exceptions (which shall be modified in the Owner's Title Policy as hereafter provided) that are unacceptable to Purchaser, then Purchaser shall, within two (2) days after Purchaser's receipt of the last of such Commitment and title documents notify Seller in writing of such fact. Any such exceptions not objected to by Purchaser shall hereinafter be referred to as "Permitted Exceptions." Any exceptions objected to by Purchaser shall hereinafter be called "Unpermitted Exceptions."

     (c) Survey. Purchaser acknowledges Seller has delivered to Purchaser a copy of all surveys in Seller's possession. Seller shall have no other obligations related to surveys. Seller warrants that there are no new improvements not shown on the surveys delivered to Purchaser.

     (d) UCC Searches. Purchaser shall order (at Purchaser's expense), prior to Closing, current searches (dated no more than thirty (30) days prior to Closing) of all Uniform Commercial Code financing statements and judgment liens filed with the Secretary of the State of Illinois, and the appropriate county official, against Seller. If such searches reveal claims or liens against any of such parties encumbering all or any portion of the Premises, then the cure provisions set forth in Subparagraph (e) below shall apply.

     (e) Defects and Cure. The items described in Paragraph 7(b) is collectively referred to as "Title Evidence." If the Title Evidence discloses Unpermitted Exceptions, said Unpermitted Exceptions shall, as a Condition Precedent to Closing, be cured or, removed by Seller from the Title Commitment or insured over by the Title Company to the Purchaser's satisfaction prior to Closing. If Seller fails to so cure all Unpermitted Exceptions, or if Seller fails to cause all Unpermitted Exceptions to be insured over by the Title Company, by the date of Closing then Purchaser (i) may terminate this Agreement by written notice to the Seller in which event, the Earnest Money, shall be returned to Purchaser and neither party shall have any further liability to the other hereunder, or (ii) proceed to close by deducting from the cash otherwise due at Closing and/or escrowing with the Title Company the amount necessary to cure such Unpermitted Exceptions (if and only if such Unpermitted Exceptions are of a liquidated nature and an ascertainable specific amount or can be endorsed over by the Title Company by the payment or escrowing of an ascertainable specific amount) and/or cause the Title Company to insure and/or endorse over such Unpermitted Exceptions.

     8. SELLER'S REPRESENTATIONS AND WARRANTIES. Seller represents and warrants to Purchaser that the following matters are true as of the Contract Date and shall be true as of the Closing Date:

     (a) Title. Seller, or companies owned by or under common control with Seller have title to the Premises and other than with respect to the Permitted Exceptions, will at Closing be able to convey, good, marketable and insurable title to the Premises, free and clear of all mortgages and security interests, leases, agreements and tenancies, licenses, claims, liens, covenants, conditions, restrictions, rights-of-way, easements, judgments and other matters affecting title to the Premises (except the Permitted Exceptions).

     (b) Contracts. Except for the Mt. Sinai Lease and Edmar Lease, there are no contracts and Seller has entered into no contracts which affect the Premises or Seller's ability to perform its covenants and promises made in this Agreement which will survive date of possession.

     (c) Compliance with Codes. To the best of Seller's actual knowledge, (i) the Premises, and the use and operation thereof, are in full compliance with all applicable municipal licenses, permits and authorizations; and (ii) there are presently in effect all licenses, permits and other authorizations necessary for the use, occupancy and operation of the Premises as it is presently being operated.

     (d) Insurance. Seller is not actually aware of any defects or inadequacies in the Premises which, if not corrected, would result in termination of insurance coverage or increase in the cost thereof.

     (e) Zoning. The Seller agrees that prior to Closing, the Seller shall not initiate any proceedings which could or would involve the change, redesignation, redefinition or other modification of the zoning classification of the Premises, or any portion thereof.

     (f) Litigation. To the best of Seller's knowledge there are no pending (or threatened) judicial, municipal or administrative proceedings affecting the Premises or any portion thereof, including, without limitation, proceedings for or involving collections, condemnation, eminent domain, alleged building code, environmental or zoning violations or personal injuries or property damage alleged to have occurred on the Premises or by reason of the condition, use of, or operations on the Premises. To the best of Seller's knowledge, Seller has received no written notice from any municipal, state, federal or other governmental authority of zoning, building, fire, water, use, health, environmental or other statute, ordinance, code or regulatory violations issued in respect of the Premises. To the best of Seller's knowledge, no attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending (or to the best of Seller's actual knowledge, threatened) against Seller, nor are any of such proceedings contemplated by Seller. In the event any proceeding of the character described in this Paragraph 8(f) is initiated prior to Closing, Seller shall promptly advise Purchaser thereof in writing. Seller shall indemnify and hold Purchaser harmless from any liability, damages or causes of action resulting from any building code violations of which Seller had knowledge, and with regards to causes of actions regarding personal injury, (but excluding building code violations for which Seller had no knowledge) that accrued with respect to the Premises prior to the Closing. Purchaser shall indemnify and hold Seller harmless for any liability, damages or causes of action that accrued with respect to the Premises after the later of: (i) Closing, or (ii) the date Seller (or the tenant under the Leases (as hereinafter defined) vacated the Premises. The provisions of this Paragraph shall survive the Closing.

     (g) Leases. There are no leases, or license agreements for the Premises except for the Leases, Edmar Lease and the Sinai Lease. The Edmar Lease will expire on May 31, 1997 (and there are no options to extend). The Mt. Sinai Lease has a ten (10) year term, with one (1) five (5) year extension.

     (h) Authority. The execution and delivery of this Agreement by Seller, and the performance of this Agreement by Seller, have been duly authorized by Seller, and this Agreement is binding on Seller and enforceable against Seller in accordance with its terms. No consent of any creditor, investor, judicial or administrative body, governmental authority or other party to such execution, delivery and performance is required. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in a breach of, default under, or acceleration of, any agreement to which Seller, or the Premises are a party, or by which Seller, or the Premises are bound; or,
(ii) to the best of Seller's actual knowledge, violate any restriction, court order or agreement to which any or all of Seller, or the Premises are subject.

     (i) Environmental Matters. Except for the two (2) underground storage tanks at the Spaulding Property, to Seller's actual knowledge and belief, the Premises, the mechanical and electrical equipment installed in, on, under and/or around the Premises and the site, soil and ground water are free from any underground storage tanks, underground vaults, asbestos and any toxic and/or hazardous substances as defined in

Section 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Section 9601(14) which exist in violation of any applicable law, statue or ordinance or any regulation promulgated thereunder.

     (j) United States Person. Seller is a "United States Person" and not a "Foreign Person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended and shall execute and deliver an "Entity Transferor" certification at Closing.

     The continued validity in all material respects of all representations, covenants and warranties set forth in this Agreement shall be a condition precedent to the performance of Purchaser's obligations hereunder. All representations and warranties set forth in this Agreement shall be continuing and shall be true and correct on and as of the Closing Date with the same force and effect as if made at that time, and Seller shall deliver an affidavit or certificate at Closing making all representations, covenants and warranties as of the Closing Date. The effect of Seller's representations and warranties set forth in this Paragraph, or elsewhere in this Agreement, shall not be affected by any investigation, verification or approval by any party hereto or by anyone on behalf of any party hereto or by delivery of the transfer documents contemplated herein, unless specifically agreed to or waived in writing by Purchaser. If any of the representations, covenants and warranties contained in this Agreement shall be untrue or invalid either on the date hereof or as of the Closing Date, Purchaser, upon notice to Seller, can terminate this Agreement and the Earnest Money shall be returned to Purchaser.

     9. COVENANTS OF SELLER. Seller hereby covenants with Purchaser as follows:

     (a) New Leases During the Contingency Period. Seller may not execute any lease, or extend any lease affecting the Premises, or any portion thereof prior to the Closing Date. The Premises will not be subject to any lease, sublease, concession agreement or license agreement as of the Closing Date (including but not limited to the Ground Lease between Gold Shoes, Inc., as Lessor and Goldblatt's Department Stores, Inc., as Lessee, which will be terminated prior to Closing), except for the Leases, Edmar Lease and Mt. Sinai Lease.

     (b) New Contracts. Seller shall not enter into any contract which will not be fully performed prior to termination of the Leases with respect to the ownership and operation of the Premises which will survive the Closing, or which would otherwise affect the use, operation or enjoyment of the Premises, without Purchaser's prior written consent.

     (c) Operation of Premises. Seller shall operate and manage the Premises in the same manner as it does as of, and on, the Contract Date; shall maintain the Premises in the same condition that existed on the date of this Agreement; and shall perform, when due, all obligations under the Governmental Approvals and other agreements relating to the Premises and otherwise in accordance with applicable laws, ordinances, rules and regulations affecting the Premises, except as otherwise provided under this Agreement. Except as otherwise specifically provided herein, Seller shall deliver the Premises at Closing in substantially the same condition as it is on the Contract Date, reasonable wear and tear excepted.

     (d) Pre-Closing Expenses. Seller has paid or will pay in full, (i) all bills and invoices for labor, goods, material and services of any kind relating to the Premises, for which Seller is responsible, and (ii) utility charges, relating to the period prior to Closing, for which Seller is responsible.

     (e) No Lien or Encumbrance. After the Contract Date and prior to Closing, Seller shall not create any new liens or encumbrances over all or any part of the Premises or any interest thereon that will survive Closing.

     (f) Change in Conditions. Seller shall promptly notify Purchaser of any substantive or material change in any condition with respect to the Premises or of the occurrence of any substantive or material event or circumstance which make any representation or warranty of Seller to Purchaser under this Agreement untrue or misleading, or any covenant of Seller under this Agreement incapable or less likely of being performed.

     10. ADDITIONAL CONDITIONS PRECEDENT TO CLOSING. In addition to the other conditions enumerated in this Agreement, the following shall be additional Conditions Precedent to Purchaser's obligation to close hereunder:

     (a) Physical Condition. The physical condition of the Spaulding Building shall be substantially the same on the Closing Date as on the Contract Date, reasonable wear and tear excepted. Seller shall remove all personal property from the Premises including the fifty-five (55) gallon drums at all of the Premises prior to the expiration of the term of the Leases.

     (b) Pending Actions. At Closing, there shall be no condemnation, pending or threatened, which, after Closing, would, materially and adversely affect the value of the Premises or the ability of Purchaser to operate its business on the Premises.

     11. CLOSING DELIVERIES. At Closing (or such other times as may be specified below), Seller and Purchaser, as applicable, shall deliver or cause to be delivered to each other the following, in form and substance acceptable to
Purchaser:

     (a) Deed. A Warranty Deed, executed by the Owner of Record, in recordable form conveying the Premises to Purchaser (or as Purchaser otherwise directs pursuant to a right to do so) free and clear of all liens, claims and encumbrances except for the Permitted Exceptions.

     (b) UCC Search. Uniform Commercial Code Searches of all financing statements and judgment liens filed with the Secretary of State or Cook County Recorder of Deeds against Seller, as provided in Paragraph 7(d).

     (c) Bill of Sale. A Bill of Sale, executed by Seller, to Purchaser of all right, title and interest of Seller and its agents in and to the Personal Property located on the Premises on the Contract Date.

     (d) Affidavit of Title and ALTA Statement. An Affidavit of Title and an ALTA Statement, each executed by Seller and in form and substance acceptable to the Title Company and to Purchaser.

     (e) Possession. Possession of that portion of the Premises that is subject to the Mt. Sinai Lease, subject to the rights of Mt. Sinai.

     (f) Leases. Leases (executed by Seller and Purchaser) and the Guarantor (as hereinafter defined).

     (g) Title Policy. The Title Policy issued by the Title Company, dated as of the Closing Date, in the amount of the Purchase Price, with such endorsements and otherwise in accordance with the requirements of Paragraph 7 above, with all exceptions other than Permitted Exceptions deleted or endorsed over.

     (h) Closing Statement. A closing statement conforming to the prorations and other relevant provisions of this Agreement.

     (i)  Tax Bills.  Copies of the most currently available tax bills.

     (j) Entity Transfer Certificate. Entity Transfer Certification confirming that Seller is a "United States Person" within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended.

     (k) Illinois Responsible Property Transfer Act. If applicable, copies of any and all documents relating to, or required to be prepared pursuant to, the Illinois Responsible Property Transfer Act. S.H.A. Ch. 30 Sec. 901 et. seq., including, but not limited to, the Environmental Disclosure Document for Transfer of Real Property, as provided for in the Act.

     (l) Assignment and Assumption of Edmar Lease and Mt. Sinai Lease. Assignment and Assumption of the Edmar Lease and Mt. Sinai Lease executed by Purchaser and Seller to Purchaser. Seller shall indemnify Purchaser for any causes of action that accrued under the Edmar Lease and Mt. Sinai Lease prior to the date of the assignment. Purchaser shall indemnify Seller for any causes of action that accrued under the Edmar Lease and Mt. Sinai Lease after the date of the Assignment. Seller will pay at Closing any broker commissions payable pursuant to the Mt. Sinai Lease. Seller will complete any Landlord Work required under the Mt. Sinai Lease.

     (m) Estoppel Certificate. (i) Estoppel certificate from the tenant under the Edmar Lease evidencing the following: landlord and tenant are not in default, the landlord does not owe the tenant any money, there is no landlord work required under the lease, the term of the lease shall expire on May 31, 1997, there are no options to extend the term of the lease, the amount of rent payable under the lease, rent has not been paid more than thirty (30) days in advance and the amount of any security deposit under the Lease (ii) Estoppel certificate from the tenant under the Mt. Sinai Lease evidencing the following: landlord and tenant are not in default, the Landlord does not owe the Tenant any money, the Landlord's work required under the Lease has been completed (or what portion of Landlord's Work has not been completed), the term of the lease shall expire on ________________, there are no options to extend the term of the lease, the amount of rent payable under the lease, rent has not been paid more than thirty (30) days in advance and the amount of any security deposit under the Lease.

     (n) Tax Stop Order. Seller shall provide a letter from the Illinois Department of Revenue advising that Seller has no assessed for unpaid taxes, penalties or interest under Section 9.02(d) Illinois Income Tax Act and that no withholding is necessary to comply with such acts. Seller shall provide a letter from the City of Chicago advising that Seller has no assessment for unpaid taxes, penalties or interest under the City of Chicago Bulk Sales Act.

     (o) Other. Such other documents and instruments as may reasonably be required by Seller, Purchaser, their counsel, Purchaser's lender, or the Title Company agreed to between Seller and Purchaser, or may be reasonably requested by Purchaser's lender, and which may be necessary to consummate this transaction and to otherwise effect the agreements of the parties hereto and not inconsistent with the terms of this Agreement.

     After Closing, Seller and Purchaser shall execute and deliver to each other such further documents and instruments as Seller and Purchaser may agree, which either party shall reasonably request to effect this transaction and otherwise effect the agreements of the parties hereto. The Closing shall be closed pursuant to a deed and money escrow with the Title Company.

     12. PRORATIONS AND ADJUSTMENTS. The following shall be prorated and adjusted between Seller and Purchaser as of the Closing Date, except as otherwise specified:

     (a) Purchaser and Seller shall divide the cost of any escrows (except Purchaser's Money Lender's escrow which shall be the sole obligation of Purchaser) hereunder equally between them. Seller shall be responsible for the cost of any "New York Style" Closing if Seller chooses to close in a "New York Style" Closing.

     (b)  Amounts paid or payable under Assigned Contracts shall be prorated.

     (c) All assessments, general or special, which are due and payable prior to Closing (or installments of special assessments due after Closing for improvements completed prior to Closing), shall be paid by Seller prior to Closing. All assessments, general or special, which are first due and payable after expiration of the term of the Leases shall be paid by Purchaser.

     (d) All non-delinquent general real estate taxes shall be prorated at Closing based on one hundred five percent (105%) of the most recently ascertainable tax bill (or most recent ascertainable tax rate, assessed valuation and state equalization factor, if more recent). The date used for the proration of the taxes shall be the date the Leases are terminated and Seller will be responsible to pay the taxes through the termination date of the Leases. The parties agree to re-prorate the credit when the actual tax bills are received. This provision will survive Closing.

     (e) Seller shall pay for all utilities used with respect to the Premises prior to the Closing Date and Purchaser shall (subject to the Leases and the Mt. Sinai Lease) pay for utilities used after the Closing Date. All items of income and expense and such other items that are customarily prorated in transactions of this nature shall be ratably prorated.

     (f) The rent and other payments under the Edmar Lease and Mt. Sinai Lease shall be prorated, and Purchaser will be given a credit for the security deposit, if any.

     For purposes of calculating prorations, Seller shall be deemed to be in title to the Premises, for the entire day upon which the Closing occurs. All such prorations shall be made on the basis of the actual number of days of the year and month which shall have elapsed as of the Closing Date. To the extent not ascertainable at the Closing Date, the amount of such prorations shall be adjusted in cash after Closing, as and when complete and accurate information becomes available. Seller and Purchaser agree to cooperate and use their diligent and good faith efforts to make such adjustments no later than thirty
(30) days after the Closing. Items of income and expense for the period prior to and including the Closing Date will be for the account of Seller and items of income and expense for the period after the Closing Date will be for the account of Purchaser, all as determined by the accrual method of accounting. Bills received after Closing which relate to expenses incurred, services performed on other amounts allocable to the period prior to and including the Closing Date shall be paid by Seller.

     13. CLOSING EXPENSES. Seller will pay the entire cost of the Extended Coverage Title Policy, and Seller will pay all documentary and state and county transfer taxes relating to the instruments of conveyance contemplated herein, and one-half of any escrow hereunder (exclusive of any money-lenders escrow). Purchaser will pay the costs of any requested endorsements to the Title Policy and one-half (2) of any escrows hereunder and any money lenders escrow and the City of Chicago Transfer Tax.

     14. DESTRUCTION, LOSS OR DIMINUTION OF PREMISES. If prior to Closing, all or any portion of any one of the Premises is made subject to condemnation, eminent domain or other governmental acquisition proceedings, or if the Spaulding Building as a fire or other casualty, then the following provisions shall apply:

     (a) If the cost of repair or replacement or the value of the governmental taking is Twenty Thousand and 00/100 Dollars ($20,000.00) or less, in the opinion of Purchaser's and Seller's respective engineering consultants and the condemnation will not adversely effect Purchaser's intended use of the Property, Purchaser shall in the event of a condemnation close and take an assignment of the condemnation proceedings, Purchaser shall in the event of fire or casualty, receive a credit in the amount necessary to repair the damages.

     (b) If the cost of repair or replacement in the event of a condemnation is greater than Twenty Thousand and 00/100 Dollars ($20,000.00) in the opinion of Purchaser's and Seller's respective engineering consultants, or the condemnation will adversely effect the Purchaser's intended use of the Property, then Purchaser, at its sole option, may, with written notice to Seller, elect either to (i) terminate this Agreement, in which event the Earnest Money shall be returned to Purchaser, or (ii) proceed to close subject to an assignment to Purchaser of the Seller's condemnation proceeds. In the event Purchaser elects to proceed to close, Seller shall fully cooperate with Purchaser in the adjustment and settlement of the condemnation proceeds to be transferred and paid over to Purchaser.

     (c) In the event of a fire or casualty at the Spaulding Property, the cost to repair is in excess of Twenty Thousand and 00/100 Dollars ($20,000.00) and the Mt. Sinai Lease requires the Landlord to rebuild the Building, then Purchaser, at its sole option, may, with written notice to Seller, select either to (i) terminate this Agreement, in which event the Earnest Money shall be returned to Purchaser, or (ii) proceed to close and Seller will assign to Purchaser all of Seller's insurance proceeds with respect to the Spaulding Property that is subject to the casualty, and give Purchaser a credit equal to the deductible under the insurance policy.

     (d) In the event of a dispute between Seller and Purchaser with respect to the cost of repair, restoration or replacement with respect to the matters set forth in this Paragraph 14, an engineer designated by Seller and an engineer designated by Purchaser shall select an independent engineer licensed to practice in the jurisdiction where the Premises is located who shall resolve such dispute. All fees, costs and expenses of such third engineer so selected shall be shared equally by Purchaser and Seller.

     15. DEFAULT. (a) Default by Seller. If Seller is unable to convey title to all three of the Premises in accordance with and subject to the conditions in this Agreement, if there has occurred a material breach of any of Seller's representations, warranties, and/or covenants, or if the conditions precedent to Purchaser's performance specified herein have neither been satisfied nor waived by Purchaser, Purchaser may, at Purchaser's option, terminate this Agreement by written notice forwarded to Seller on or prior to the Closing Date, in which event the Earnest Money shall be returned to Purchaser, or Purchaser may enforce, by an action for specific performance, the terms of this Agreement as its sole remedies.

     (b) Default by Purchaser. In the event Purchaser defaults in its obligations to close the purchase of the Premises, then Seller's sole and exclusive remedy shall be to cause the Escrowee to deliver the Earnest Money to Seller as liquidated damages, it being understood that Seller's actual damages in the event of such default are difficult to ascertain and that such proceeds represent the parties' best current estimate of such damages. Seller shall have no other remedy for any default by Purchaser.

     16. ASSIGNMENT. Purchaser may assign its rights in this Agreement and such assignment shall be effective upon the date a copy of said assignment is delivered to Seller and Purchaser shall remain liable for the performance of the covenants and conditions herein contained on the part of Purchaser to be performed.

     17. NOTICES. Any notice, demand or request which may be permitted, required or desired to be given in connection therewith shall be given in writing and directed to Seller and Purchaser as follows:

    If to Seller:     Goldblatt Bros., Inc.
                      1615 West Chicago Avenue
                      Chicago, Illinois 60622
                      Facsimile (312) 787-5625

    If to Purchaser:  Delray Farms, Inc.
                      815 West Van Buren, Suite #500
                      Chicago, Illinois 60607
                      Attention:  James P. McDermott
                      Facsimile (312) 455-9829

    With a copy to:   Schain, Firsel & Burney, Ltd.
                      222 North LaSalle Street, Suite #1910
                      Chicago, Illinois 60601
                      Attention:  Michael E. Ross
                      Facsimile:  (312) 332-4514

     Notices shall be deemed properly delivered and received when and if either
(i) personally delivered, (ii) delivered by national overnight courier, (iii) three (3) business days after being deposited in the U.S. Mail, by registered or certified mail, return receipt requested, postage prepaid, or (iv) by facsimile, upon confirmation of transmittal, if followed by a hard copy deposited in U.S. Mail.

     18. LIMITATION OF LIABILITY. Upon the Closing, Purchaser shall neither assume nor undertake to pay, satisfy or discharge any liabilities, obligations or commitments of Seller other than those specifically agreed to between the parties and set forth in this Agreement. Except with respect to the foregoing obligations, Purchaser shall not assume or discharge any debts, obligations, liabilities or commitments of Seller, whether accrued now or hereafter, fixed or contingent known or unknown.

     19. BROKERAGE. Seller and Purchaser represent and warrant to each other that each has not dealt with any broker with respect to the transaction contemplated by this Agreement. Seller and Purchaser each hereby indemnify, protect and defend and hold the other harmless from and against all losses, claims, costs, expenses, damages (including, but not limited to, attorneys' fees of counsel selected by the indemnified party) resulting from the claims of any broker, finder, or other such party claiming by, through or under the acts or agreements of the indemnifying party. Notwithstanding any provision of this Agreement to the contrary, the obligations of the parties pursuant to this Paragraph 19 shall survive any termination of this Agreement.

     20. MISCELLANEOUS. (a) Entire Agreement. This Agreement and Exhibits "A" and "B" which are attached hereto and made a part hereof, constitute the entire agreement between Seller and Purchaser, and there are no other covenants, agreements, promises, terms, provisions, conditions, undertakings, or understandings, either oral or written, between them concerning the Premises other than those herein set forth. No subsequent alteration, amendment, change, deletion or addition to this Agreement shall be binding upon Seller or Purchaser unless in writing and signed by both Seller and Purchaser.

     (b) Headings. The headings, captions, numbering system, etc., are inserted only as a matter of convenience and may under no circumstances be considered in interpreting the provisions of the Agreement.

     (c) Binding Effect. All of the provisions of this Agreement are hereby made binding upon and shall inure to the benefit of the personal representatives, heirs, successors, and assigns of both parties hereto.

     (d) Time of Essence.  Time is of the essence of this Agreement.

     (e) Unenforceable or Inapplicable Provisions. If any provision hereof is for any reason unenforceable or inapplicable, the other provisions hereof will remain in full force and effect in the same manner as if such unenforceable or inapplicable provision had never been contained herein.

     (f) Counterparts. This Agreement may be executed in any number of counterparts, each of which will for all purposes be deemed to be an original, and all of which are identical.

     (g) Applicable Law, Place of Performance. This Agreement shall be construed under and in accordance with the laws of the State of Illinois. All obligations contained in this Agreement are performed in Cook County, State of Illinois.

     (h) Purchaser's Waiver of Conditions Precedent. Purchaser may, at Purchaser's sole option, waive any of the conditions precedent to Purchaser's performance specified in this Agreement by giving written notice to Seller at any time on or before the Closing Date.

     (i) Survival Clause. The representations, warranties and covenants contained herein shall not merge in the deed or any other document and shall survive the Closing.

     (j) Closing Date. In the event that the Closing Date or any other deadline date described in this Agreement falls on a weekend or a holiday, the Closing Date or other deadline date shall be deemed to be the next business day.

     (k) Expiration of Offer. The execution of this document by Purchaser shall be null and void unless Purchaser receives a fully executed original of this Agreement on or before July 2, 1996.

     (l) Contract Date. The Contract Date shall be the latest date both Seller and Purchaser have executed this Agreement.

     (m) As Is. Except as expressly provided in this Agreement, Purchaser acknowledges that Seller shall convey the Premises to Purchaser at Closing in an "AS IS" condition without representation and warranty.

     (n) Approval. Seller's obligations under this Agreement are contingent upon the Board of Directors approving this Agreement on or before June 25, 1996. If Seller does not give Purchaser notice on or before June 26, 1996, than its Board of Directors did not approve this Agreement, this Agreement will be deemed approved and the contingency under this Section shall be deemed satisfied.

     (o) Leases. At Closing Purchaser, as the landlord and Goldblatt's Department Store, Inc., as the tenant, will enter into a lease for the Spaulding Building (excluding any space lease to Mt. Sinai) and Spaulding Property ("Spaulding Lease"), a lease for the Chicago Building and Chicago Property (excluding any space leased to Edmar) ("Chicago Lease") and a lease for the Exchange Building and Exchange Property ("Exchange Lease") (the Spaulding Lease, Chicago Lease and Exchange Lease are collectively called "Leases"). The term of the Spaulding Lease shall commence on the Closing Date and shall expire sixty
(60) days thereafter. The term of the Chicago Lease shall commence on the Closing Date and shall expire ninety (90) days thereafter. The term of the Exchange Lease shall commence on the Closing Date and shall expire sixty (60) days thereafter. There shall be no options to extend the term of the Leases.
JG Industries, Inc. ("Guarantor") shall guaranty the tenant's obligations under the Leases, including but not limited to the obligation to pay for any holdover penalties.

     The Leases will provide that the premises will be rent free and only be used as a Goldblatt's Store. The tenant must maintain the leased premises in the same condition that existed on the Closing Date. The tenant must pay all utilities used on the leased premises during the term of the Leases. The tenant must pay the real estate taxes for the leased premises during the term of the Lease. The tenant must maintain for the mutual benefit of landlord and tenant (landlord will be named as an additional insured) comprehensive general public liability insurance (including contractual liability) against claims for bodily injury, death or property damage, occurring upon, in or about the leased premises and adjoining sidewalks and parking areas for at least Three Million and 00/100 Dollars ($3,000,000.00) combined single limit for bodily injury and property damage. The tenant shall keep the improvements of the leased premises insured during the term of the Leases, against loss or damage by fire or casualty, with an extended coverage endorsement, in an amount equal to one hundred percent (100%) of the full replacement value (including clean up) of the improvements, exclusive of the cost of foundations, without any deductible, the landlord shall be the named insured under the policy. All insurance shall be effected under valid and enforceable policies (which shall be for the term of the Leases and the policies shall be given to the landlord at Closing), issued by insurers licensed to do business in the State of Illinois, with a Bests Rating of at least A/X. The tenant will indemnify and hold the landlord harmless for any liabilities, damages, causes of action, loss, cost, expense, and attorneys' fees which may be imposed upon, or incurred, or asserted by landlord by reason of the tenants occupancy or use of the leased premises or the use by tenant, its agents, contractors, customers, or invitees of the leased premises.

     In the event the tenant holds over after the term of the Spaulding Lease expires, the landlord shall be paid Ten Thousand and 00/100 Dollars ($10,000.00) a day from the tenant for each day the tenant is in possession after the term of the Spaulding Lease expired. In the event the tenant holds over after the term of the Chicago Lease expires, the landlord shall be paid Ten Thousand and 00/100 Dollars ($10,000.00) a day from the tenant, for each day the tenant is in possession after the term of the Chicago Lease expired. In the event the tenant holds over after the term of the Exchange Lease expires, the landlord shall be paid Ten Thousand and 00/100 Dollars ($10,000.00) a day from the tenant, for each day the tenant is in possession after the term of the Exchange Lease expires.

     (p) Confidentiality. Seller and Purchaser acknowledge and agree that the terms of this Agreement and the transaction contemplated hereby are confidential in nature and shall not be disclosed except as reasonably necessary to consummate the terms of this transaction and as applicable law, including, without limitation, securities laws, may require. Purchaser acknowledges that Seller is a subsidiary of a publicly traded corporation, and upon consummation of the transaction contemplated hereby may be required by applicable law, or by its reasonable interpretation thereof, to issue a public statement regarding this Agreement, but Seller will use diligent efforts not to issue the economic terms thereof in any press release.


                                    SELLER:
                                    ------

                                    GOLDBLATT DEPARTMENT STORES, INC., an
                                    Illinois corporation


                                    By:
                                        ---------------------------------------
                                    Its:
                                         --------------------------------------
                                    Dated:
                                           ------------------------------------

                                    GOLDBLATT SUBSIDIARY, INC.


                                    By:
                                        --------------------------------------
                                    Its:
                                         -------------------------------------
                                    Dated:
                                           -----------------------------------


                                    PURCHASER:
                                    ---------

                                    DELRAY FARMS, INC., a Delaware corporation


                                    By:
                                        --------------------------------------
                                    Its:
                                         -------------------------------------

                                    Attest:
                                            ----------------------------------
                                    Its:
                                         -------------------------------------
                                    Dated:
                                           -----------------------------------